EXHIBIT 23.4

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3/A of our report dated February 28, 2004 relating to the financial statements of BioReliance Corporation, which appears in Invitrogen Corporation’s Current Report on Form 8-K/A dated April 21, 2004. We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/    PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

McLean, Virginia

June 24, 2004